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Exhibit 20.a
Fingerhut Receivables, Inc.                               Fingerhut Master Trust                                   Monthly Report
Securityholder's Statement                                        Series 1998-1                                          Nov-1999
						    Class A         Class B            CTO            Class D           Total
(i)   Security Amount                          337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                     0.00            0.00             0.00                               0.00
(iii) Security Interest Distributed              1,707,187.50      268,037.87       317,047.33                       2,292,272.70


      Security Principal Distributed per $1,000     0.0000000       0.0000000        0.0000000
      Security Interest Distributed per $1,000      5.0583333       5.2416667        5.1666666
(iv) Principal Collections                      19,976,320.31    3,026,693.68     3,632,079.76     3,632,079.76     30,267,173.51
(v)  Finance Collections                         9,932,932.66    1,504,979.09     1,805,998.46     1,805,998.46     15,049,908.67
     Recoveries                                    884,227.64      133,972.93       160,769.61       160,769.61      1,339,739.79
     Defeasance Funding Acct Earnings                    0.00            0.00             0.00             0.00              0.00
      Total Finance Collections                 10,817,160.30    1,638,952.02     1,966,768.07     1,966,768.07     16,389,648.46
	Total Collections                       30,793,480.61    4,665,645.70     5,598,847.83     5,598,847.83     46,656,821.97
(vi) Aggregate Amount of Principal Receivables                                                                   1,442,665,714.92
     Invested Amount (End of Month)            337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
     Floating Allocation Percentage               23.3941929%      3.5445495%       4.2535148%       4.2535148%       35.4457720%
     Invested Amount (Beginning of Month)      337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                 511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                           77.56%  1,361,897,733.56
       30 Days to 59 Days                                                                                 5.26%     92,307,856.06
       60 Days to 89 Days                                                                                 3.73%     65,448,228.34
       90 Days and Over                                                                                  13.46%    236,289,197.78
	  Total Receivables                                                                             100.00%  1,755,943,015.74
(viii) Aggregate Investor Default Amount                                                                             7,736,213.12
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        15.78%
(ix)  Security Charge-Offs                              0.00             0.00             0.00             0.00              0.00

(x)   Servicing Fee                               647,260.27        98,069.04       117,684.38       117,684.38        980,698.07
(xi)  Pool Factor                                  1.0000000        1.0000000        1.0000000

(xii) Unreimbursed Redirected Principal Collections                  0.000000         0.000000         0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
(xiv) CTO Trigger Event Occurrence                                                                                           None
      CTO Reserve Amount                                                                                                      N/A
(xv) Number of New Accounts Added to the Trust                                                                                  0
(xvi) Revolving Receivables Reserve Account Balance                                                                  3,284,000.00
(xvii) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                                17.64%
Minimum Base Rate                                                                                                           8.11%
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